UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

November 23, 2021

GT Biopharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware

(State or other Jurisdiction of Incorporation)

1-40023	94-1620407
(Commission File Number)	(IRS Employer Identification No.)

9350 Wilshire Blvd., Suite 203 Beverly Hills, CA 90212 (Address of Principal Executive Offices and zip code)

(800) 304-9888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each Exchange on which registered
Common stock, $0.001 par value	GTBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 23, 2021, the Registrant received a written letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Registrant of its failure to comply with Nasdaq’s independent director and audit committee requirements as set forth in Listing Rule 5605 following the appointment of Michael Breen as Executive Chairman of the Board effective November 8, 2021 (and his resignation from the Registrant’s Audit Committee). Mr. Breen resigned from the Registrant’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee on November 23, 2021.

Consistent with Listing Rules 5605(b)(1)(A) and 5605(c)(4), Nasdaq will provide the Registrant a cure period to regain compliance until the earlier of the Registrant’s next annual shareholders meeting or November 8, 2022, or, if the next annual shareholders’ meeting is held before May 9, 2022, the Registrant must evidence compliance no later than May 9, 2022.

The Registrant’s Nominating and Corporate Governance Committee has commenced the process of reviewing independent director candidates for nomination and election to the Registrant’s Board of Directors and Audit Committee, with the goal of promptly regaining compliance, in accordance with the procedures outlined by Nasdaq’s Listing Qualifications Staff, with Nasdaq’s independent director and audit committee requirements as set forth in Listing Rule 5605.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT BIOPHARMA, INC.

Date: November 24, 2021	By:	/s/ Gavin Choy
Gavin Choy
Acting Chief Financial Officer

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